PRESS RELEASE

Legends Business Group Announces Sales Referral Agent Agreement

CASSELBERRY, FLORIDA - March 12, 2008 - Legends Business Group, Inc. (OTCBB: LGBS) announced today that it has executed a sales referral agent agreement with BSG Clearing Solutions (AIM:BILL). BSG is the leading provider of payment and risk management solutions for more than 800 of the nation’s largest communications service providers and e-commerce merchants.

Legends Business Group, Inc. provides consulting services for companies that utilize third party billing services to place telecommunications related charges on consumers’ telephone bills. With the closing of this agreement, LGBS is a referral agent between BSG and potential customers. By contracting clients directly with BSG, LGBS receives an agreed upon commission percentage of company processing fees.

Larry Powalisz, CEO of LGBS, states, “BSG has been the leading provider of advanced payment services for digital media, communications providers and eCommerce merchants for more than 23 years. I feel that a relationship with their company shows the strong level of commitment we have to our clients and our plans for the future growth of our business. I look forward to the mutual expansion of both of our companies through this agreement.”

Greg Carter, President of BSG, stated, “We value our relationship with LGBS. This agreement has already yielded immediate results for both companies with 12 new customer agreements within the past few months. This further demonstrates both the market need and the flexibility of our Advanced Payment Gateway (APG™) distribution models for independent agents and wholesalers.”

BSG’s APG™ combines three core services: credit card processing, integrated risk management and Bill2Phone™ alternative payment solutions that reach more than 350 million consumers’ wireline and wireless phone bills.

Legends Business Group, Inc.

Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future financial performance of the Company are subject to business conditions and growth in the general economy, and more specifically changes in the internet service provider, long distance provider and voice over internet protocol provider business, which are the businesses of those we provide our consulting services to, failure to obtain new customers or retain old customers or changes in the financial stability of customers. Such statements are based upon the current beliefs and expectations of Legends Business Group Inc. management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release, the terms "anticipate," "believe," "estimate," "expect," "may," "objective," "plan," "possible," "potential," "project," "will" and similar expressions identify forward-looking statements.

Factors that could cause Legends results to differ materially from those described in the forward-looking statements can be found in the Legends prospectus filing, and all our filings with the SEC, which can be found at www.sec.gov, or on Legends web site, www.lbgi.net. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.

BSG Clearing Solutions (www.bsgclearing.com)

Established in 1988 and headquartered in San Antonio, Texas, BSG Clearing Solutions is a leading and trusted provider of advanced payment services for digital media, communications providers and eCommerce merchants. BSG’s comprehensive, multi-channel payment solutions optimize merchant revenue by encompassing full service credit card merchant acquisition, integrated financial risk management, and unique, alternative payment options such as Bill2Phone™ that reaches more than 350MM consumer wireline and wireless phone bills. BSG Clearing Solutions is an operating subsidiary of Billing Services Group Limited, which is publicly traded on the London Stock Exchange (AIM) under the ticker symbol BILL.